							Filed under Rule 424(b)(3), Registration Statement No. 333-180342
			Pricing Supplement No. 26 - Dated Monday, February 11, 2013 (To: Prospectus Dated March 26, 2012 and Prospectus Supplement Dated March 26, 2012)
CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Principal Amount	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
34540TEB4	100.00%	1.450%			Fixed	3.450%	Semi-Annual	8/20/2020	8/20/2013	$17.06	Yes	Senior Unsecured Notes

Redemption Information: Callable at 100% on 2/20/2014 and Semi-Annually thereafter with 30 Calendar Days Notice.

Trade Date: Tuesday, February 19, 2013 @ 12:00 PM ET
Settlement Date: Friday, February 22, 2013
Minimum Denomination/Increments: $1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book-Entry only
DTC Number 0235 via RBC Dain Rauscher Inc.

Ford Credit Notes $5,000,000,000 Ford Motor Credit Company LLC Prospectus Dated: 3-26-12 and Prospectus Supplement Dated: 3-26-12
If the maturity date or an interest payment date for any note is not a business day (as term is defined in prospectus), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from, and after, the maturity date or interest payment date.

Ford Credit Notes